UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 3, 2006


                              Matrix Concepts, Inc.
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             (Exact name of registrant as specified in its charter)


          Nevada                       0-32721                   88-0492265
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(State or other jurisdiction        (Commission                (IRS Employer
  of incorporation)                 File Number)             Identification No.)


             2102 Business Center Drive, Suite 130, Irvine CA 92612
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (949) 253-4675
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On March 3, 2006, the stockholders with a majority of the voting power of the Corporation took action by written consent without out a meeting to elect David Kol as the sole director of the Corporation. The election of Mr. Kol to the board of directors ended the terms for the Corporation's previous directors, Gerry Martin and Patricia M. Heller. Concurrently, Mr. Martin and Ms. Heller resigned as officers. Mr. Kol will serve as the Corporation's President, Treasurer and Secretary.

David Kol, age 29, attended the University of California at Davis from 1997-1999 majoring in Managerial Economics and Communications. Kol became a Managing Partner in Global Media Ventures on January 1, 2000 leveraging a rich background in the planning and development of real estate, healthcare, technology and media start-ups. Mr. Kol is currently president of Global Media Group, Inc. where he's responsible for day-to-day operations, oversight of the portfolio and Corporate and Investor Development. Most recently, Mr. Kol was Director of Business Development for The Players Network (pntv.ob) from December of 2004 through December 2005. Mr. Kol has been a Managing Partner in DSK Holdings, LLC a venture capital and real estate development firm. Mr. Kol has invested and raised over $20,000,000 for real estate, media and technology companies. He worked as Director, Development, Interactive Enterprises (1996-1999), a company that developed interactive services with Sony, Wink, Netcom, US West, and BskyB. In that position, he evaluated new business and investment opportunities and oversaw research projects for new, emerging cable, telecommunications, Interactive TV and media companies. Mr. Kol has consulted on businesses and business plans for Keenan Ivory Wayans, Jerilyn Kessel Strategic Marketing, The Incredible Christmas Store (Rockefeller Center), Casting Connection, Inc., QOL Media Inc, Global Gaming Network, Inc, Whole Life, Inc., Golinq.com, Associated Management Group, Inc, and Global Bio Energetics Technology, Inc.

The Corporation will issue Mr. Kol 110,000 shares of its $.0001 par value preferred stock valued at $2,200 as a bonus for accepting the position of President.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year

On March 3, 2006, the stockholders with a majority of the voting power of the Corporation took action by written consent without out a meeting to authorize and approve the following resolutions:

1.   The Corporation shall change its corporate domicile to Delaware;
2. The Corporation shall merge with Global Media Group Holdings, Inc., a Delaware corporation, a newly formed Delaware corporation for the purpose of changing the corporation's domicile from Nevada to Delaware;
3. The name of the surviving corporation shall be Global Media Group Holdings, Inc.;
4. The capital structure of the surviving corporation shall consist of One Hundred Million (100,000,000) shares of $.001 par value common stock and Fifty Million (50,000,000) shares of preferred stock;

5. At the effective time of the merger, each issued and outstanding share of common or preferred stock of the Corporation will be exchanged for one (1) new share of common or preferred stock, respectively, of Global Media Group Holdings, Inc., a Delaware corporation; and
6. David Kol shall be the sole director of the Corporation until his successor(s) are elected and qualified.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Matrix Concepts, Inc.


Date: March 7, 2006                            /s/ David Kol
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                                               David Kol, President